Exhibit 1.2
Moggle, Inc.
111 Presidential Boulevard
Suite 212
 Bala Cynwyd, PA 19004
(215) 463-4099

SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”) hereby irrevocably subscribes for that number of Shares of Common Stock (“Shares”) of Moggle, Inc. (the “Company”)   set forth below, upon and subject to the terms and conditions set forth in the Company’s Prospectus  dated           , 200__to which this Subscription Agreement is attached.

Total Number of Shares subscribed for at $1.00 per Share: ________________shares.

Amount paid  with this Subscription Agreement at a price of $1.00 per Share: US  $ _________________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______ of _________, 200_.

Signature	Subscriber’s Social Security or Tax Identification Number:

Print Name:
Print Title:	Signature of Co-owners if applicable:
Address:
Number and Street	Telephone Number:

City, State, Zip	Email Address:

Name as it should appear on the Certificate: ______________________________________________________

If Joint Ownership, check one (all parties must sign above):
[ ] Joint Tenants with Right of Survivorship
[ ] Tenants in Common
[ ] Community Property
If Fiduciary or Business Entity check one:
[ ] Trust                Authorized Person _________________________  Capacity_____________________
[ ] Estate               Authorized Person _________________________  Capacity_____________________
[ ] Corporation     Authorized Person _________________________  Capacity_____________________
[ ] Limited Liability Company
                               Authorized Person _________________________  Capacity_____________________
[ ] Partnership      Authorized Person _________________________  Capacity_____________________
[ ] Other ____________________ (Describe)
                               Authorized Person _________________________  Capacity_____________________

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of Moggle, Inc. this _____day of __________, 200_.

MOGGLE, INC.

By
Alfredo Villa, President or
Ernest Cimadamore, Secretary